CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders of
   International Franchise Systems, Inc.




     We hereby consent to the use in the Registration Statement and Post Effective Amendment No. 4 of our reports dated March 25, 1996 and April 26, 1994 relating to the consolidated financial statements of International Franchise Systems, Inc. and Subsidiaries.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                 MOORE STEPHENS, P.C.
                                                 Certified Public Accountants.

Cranford, New Jersey
November 14, 1996